Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

INTERNATIONAL SEAWAYS, INC.

(formerly known as OSG INTERNATIONAL, INC.)

UNDER SECTION 93 OF THE

BUSINESS CORPORATIONS ACT

I, James D. Small, Senior Vice President and Secretary of International Seaways, Inc. (formerly known as OSG International, Inc.), a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Corporation”), for the purpose of amending and restating the Articles of Incorporation of said Corporation pursuant to Section 93 of the Business Corporations Act, do hereby certify as follows:

A.	The name of the Corporation is: International Seaways, Inc.

B.	The Corporation’s Articles of Incorporation were originally filed with the Registrar of Corporations under the laws of the Republic of the Marshall Islands as of December 6th, 1999 (such original Articles of Incorporation, as amended, the “Existing Articles of Incorporation”).

C.	The Existing Articles of Incorporation are hereby amended and restated in their entirety as follows, and as duly adopted in accordance with Section 93 of the Business Corporations Act, as of November 30th, 2016:

FIRST: The name of the Corporation is: INTERNATIONAL SEAWAYS, INC.

SECOND: The address of the Corporation’s registered office in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Business Corporations Act of the Republic of the Marshall Islands or any successor statute (the “BCA”).

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 110,000,000 (the “Capital Stock”) consisting of the following classes: (a) 100,000,000 shares shall be registered shares without par value (the “Common Stock”) and (b) 10,000,000 shares shall be registered shares of preferred stock without par value, which may be issued in one or more series as the Board of Directors of the Corporation (“Board of Directors”) may determine from time to time by resolution as provided in Section 35 of the BCA and in accordance with Section B of this Article

FOURTH (the “Preferred Stock”; and together with the Common Stock and with any other class of stock the Corporation may hereafter authorize, the “Capital Stock”).

A.                Common Stock.

1.                  Rights and Restrictions. Subject to the provisions of applicable law and this Article FOURTH, shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same relative rights, powers, preferences and privileges.

2.                  Voting. Subject to the provisions of applicable law and this Article FOURTH, the holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the Corporation’s stockholders.

3.                  Dividend; Changes in Common Stock. Subject to the preferential rights of the holders of any shares of preferred stock, holders of shares of Common Stock shall be entitled to receive dividends and other distributions of cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time out of funds legally available therefor.

4.                  Rights upon Liquidation. Upon the liquidation, dissolution or winding up of the Corporation, subject to the prior distribution rights of holder of any shares of preferred stock, holders of Common Stock shall be entitled to share equally on a per-share basis in the assets of the Corporation available for distribution to the holders of Common Stock.

B.                 Preferred Stock. The Board of Directors is hereby expressly vested with the full authority to issue, as may be permitted under Sections 28(i) and 42(3) of the BCA, preferred stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be specified in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors will not, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote on such matters (voting as a class), issue any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly.

C.                 Stock Split. Upon the effectiveness (the “Effective Time”) of the Amended and Restated Articles of Incorporation of the Corporation adding this Article 4.C, (a) each share of Common Stock, without par value, issued and outstanding immediately prior thereto (the “Old Common Stock”) shall, automatically and without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified and subdivided into 285,269.4159084238 validly issued, fully paid and nonassessable shares of Common Stock. From and after the Effective Time, certificates previously representing shares of Common Stock (if such shares are held in certificated form) will, until such shares are surrendered to the Corporation in exchange for certificates representing such new number of shares of Common Stock, represent the number of shares of Common Stock into which such shares of Old Common Stock have been reclassified and subdivided pursuant to this paragraph.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)                The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Amended and Restated Articles of Incorporation directed or required to be exercised or done by the stockholders.

(b)               The number of directors constituting the Board of Directors shall not be less than seven or more than eleven, but shall initially equal nine.

(c)                The directors of the Corporation shall be elected each year at the annual meeting of stockholders. Each elected director shall serve until the next annual meeting of stockholders.

(d)               Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws.

(e)                Any director or the entire Board of Directors may be removed from office by the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(f)                Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(g)               Except as expressly provided in the By-Laws of the Corporation, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation. Notwithstanding the foregoing, the Board of Directors shall not amend Article XIII of the By-Laws without the affirmative vote of at least a majority of the total voting power of the outstanding shares of Capital Stock entitled to vote on such matters (voting as a class).

(h)               No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Amended and Restated Articles of Incorporation shall eliminate or limit the personal liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 28(m) of the BCA or (iv) for any transaction from which the director derived an improper personal benefit. If the BCA is amended after the filing of this Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCA, as so amended. Any repeal or modification of Section 28(m) of the BCA or of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

(i)                 The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended to increase the scope of such permitted indemnification, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in subparagraph (iii), the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) against the Corporation only if the commencement of such Proceeding (or part thereof) by the Covered Person (A) was authorized in the specific case by the Board of Directors, or (B) was brought to establish or enforce a right to indemnification under this Amended and Restated Articles of Incorporation, the By-Laws, any agreement, the BCA or otherwise.

(ii)               The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended to be more permissive, pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the

Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this paragraph (h) or otherwise.

(iii)             If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this paragraph (h) is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(iv)             The rights conferred on any Covered Person by this paragraph (h) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Articles of Incorporation, the By-Laws, agreement, any insurance policy, vote of stockholders or disinterested directors or otherwise.

(v)               The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is an officer or director of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

(vi)             Any repeal or modification of the provisions of this paragraph (h) shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by the laws of the Republic of the Marshall Islands, and all rights herein conferred upon stockholders or directors are granted subject to this reservation. Notwithstanding the foregoing, in addition to any vote required by law, (x) any amendment or repeal of the provisions of this Article SIXTH, and Article SEVENTH must be approved at any regular or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of Capital Stock and (y) any amendment or repeal of the provisions of Article FIFTH must be approved at any regular or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Capital Stock, together with any required approval otherwise set forth in this Amended and Restated Articles of Incorporation, as amended from time to time.

SEVENTH: Any action required or permitted to be taken by the holders of Common Stock must be effected at an annual or special meeting of the stockholders of the Corporation duly called in accordance with the By-Laws, or as otherwise provided by the By-Laws.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on this 29th day of November, 2016.

/s/ James D. Small III
James D. Small III
Senior Vice President and Secretary

On this 29th day of November, 2016, before me personally came James D. Small III known to me to be the individual described in and who executed the foregoing instrument and he/she duly acknowledged to me that the execution thereof was his/her act and deed.

/s/ Zoraida Torres Lebowitz

[Signature Page to the A&R Articles of Incorporation]